UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

LCC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification Number)

7925 Jones Branch Drive, McLean, VA (Address of principal executive offices)		22102 (Zip Code)

(Registrant’s telephone number, including area code): (703) 873-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On December 27, 2006 LCC International, Inc. (the “Company”) announced that all the shares of its outstanding Class B common stock, par value $.01 per share (the “Class B Common Stock”), (all of which were held by RF Investors, L.L.C. ("RF Investors"), an entity controlled by Company founders and directors Dr. Rajendra and Neera Singh and members of their family) have been converted on a one-for-one basis into shares of Company Class A common stock, par value $.01 per share (the “Class A Common Stock,” together with the Class B Common Stock, the “Common Stock”). The conversion occurred as to 4,000,000 shares of Class B Common Stock as a result of the transfer of those shares by RF Investors through a donation to The Raj and Neera Singh Charitable Foundation, Inc. (the “Foundation”) on December 22, 2006 (the “Transfer"). According to the Company’s Restated Certificate of Incorporation, although controlled by Dr. Singh and his family, the Foundation is not an eligible holder of Class B Common Stock; thus, effective immediately upon the Transfer, the shares were automatically converted to Class A Common Stock. The remaining 425,577 outstanding shares of Class B Common Stock retained by RF Investors were also automatically converted into shares of Class A Common Stock, effective immediately upon the Transfer, as a result of a provision in the Company’s Restated Certificate of Incorporation that requires the shares of outstanding Class B Common Stock to be converted into shares of Class A Common Stock at such time as those shares constitute less than 10% of the outstanding Common Stock. (As of December 22, 2006, immediately following the Transfer there were 25,290,379 shares of Common Stock outstanding, of which the 425,577 shares retained by RF Investors constituted approximately 1.68%.)

The Class B Common Stock was entitled to ten votes per share and the Class A Common Stock is entitled to one vote per share. Immediately prior to the Transfer, the Class B Common Stock constituted approximately 68% of the outstanding voting power of the Common Stock. Immediately following the Transfer, the shares of Class A Common Stock held by the Foundation and by RF Investors constituted approximately 15.81% and 1.68%, respectively, of the outstanding voting power of the Common Stock. The balance of the voting power of the Common Stock, approximately 82.5%, is held by the Company’s other stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.

Date: December 27, 2006	By: /s/ Peter A. Deliso
Peter A. Deliso Senior Vice President New Ventures, General Counsel and Secretary